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                                                                 EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the Registration Statement (Form SB-2) of Integrated Surgical Systems, Inc. for the registration of 62,500 shares of its common stock and warrants to purchase 36,250 shares of its common stock of our report dated January 29, 1996, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-9207) and related Prospectus of Integrated Surgical Systems, Inc., filed with the Securities and Exchange Commission.




                                                              ERNST & YOUNG LLP

Sacramento, California
November 19, 1996